Exhibit 10.1

REPRESENTATION AND WARRANTY INDEMNIFICATION AGREEMENT

This REPRESENTATION AND WARRANTY INDEMNIFICATION AGREEMENT (including all exhibits and schedules hereto, this “Agreement”) is made and entered into as of May 28, 2019, by and among MEDAMERICA PROPERTIES INC., a Delaware corporation (“MAMP”), and BROAD STREET OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Operating Partnership” and together with MAMP, the “MAMP Parties”), on the one hand, and each of Michael Z. Jacoby and Thomas M. Yockey (collectively, the “Indemnitors”), on the other hand. The MAMP Parties and the Indemnitors are each individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.     For purposes of this Agreement, all capitalized terms shall have the meanings given to such terms in Exhibit A, or as otherwise defined in this Agreement.

B.     Broad Street Ventures, LLC, a Maryland limited liability company (“BSV”), or its affiliate is (either alone or together with certain co-managers or co-managing members) the manager or the managing member of the limited liability companies set forth on Exhibit B (collectively, the “BSV Entities”), each of which other limited liability companies, directly or indirectly, owns certain real property set forth opposite the name of such other limited liability companies on Exhibit B (collectively, the “BSV Properties”)

C.     Broad Street Realty, LLC, a Maryland limited liability company (“BSR”), serves as the property manager for each of the BSV Properties, other than the property known as Brookhill Azalea Shopping Center.

D.     BSV, BSR, each of the BSV Entities and each of MAMP and its subsidiaries desire to combine the ownership of BSV, BSR and each of the BSV Entities through a series of merger transactions (such transactions, collectively, the “Transactions”) with MAMP or the Operating Partnership, as applicable, and certain of their respective subsidiaries pursuant to the agreements set forth on Exhibit C (the “Merger Agreements”), each of which has been entered into on the date hereof.

E.     Each of the Indemnitors is a managing member of, and holds a 50.0% ownership interest in, each of BSV and BSR.

F.     In order to induce the MAMP Parties to enter into and consummate the Transactions, the Indemnitors have agreed to provide certain indemnities with respect to the representations and warranties made by the applicable BSV Entity with respect to BSV, BSR, the other BSV Entities and the BSV Properties in the Merger Agreements.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound, the Parties hereto agree as follows:

Article 1.
survival; representations and warranties

Section 1.1       Applicable Representations and Warranties; Survival. It is the express intention that the representations and warranties of each of the BSV Entities set forth in each of the Merger Agreements or in any certificate, schedule, instrument or other document delivered by a BSV Entity pursuant to any of the Merger Agreements shall survive the Closing for a period of twelve (12) months following the Closing.

Section 1.2        Indemnification by Indemnitors. Subject to the limitations set forth in Section 1.3, upon the terms and subject to the conditions set forth in this Article 1, from and after the Closing Date, the Indemnitors shall severally, and not jointly, indemnify, defend and hold harmless each of the MAMP Parties (each, an “Indemnitee”) from and against any and all Damages that the Indemnitees may suffer resulting from, arising out of, relating to or caused by any breach or inaccuracy of any representation or warranty made by any of the BSV Entities in the Merger Agreements or in any certificate or affidavit delivered by a BSV Entity pursuant to the terms of any Merger Agreement (collectively, the “Indemnified Claims”).

Section 1.3       Limitations on Indemnification.

(a)     The Indemnitors shall only be required to indemnify the Indemnitees under Section 1.2 with respect to any Indemnified Claims for which the Indemnitees have provided written notice to the Indemnitors, setting forth therein in reasonable detail the basis for such Indemnified Claims, on or prior to the twelve (12)-month anniversary of the Closing; provided, however, that, in the event that the Indemnitees notify the Indemnitors with respect to any Indemnified Claim on or prior to the twelve (12)-month anniversary of the Closing, then any such Indemnified Claim shall survive until resolved in accordance with the terms and conditions of this Agreement (the “Indemnification Period”).

(b)     Notwithstanding anything to the contrary contained herein, no Indemnitee shall be entitled to receive indemnification hereunder unless the aggregate amount of all Damages for all Indemnified Claims exceeds $500,000 (in which case all such Damages from the first dollar, together with all other Damages for Indemnified Claims shall then be recoverable (subject to the other limitations set forth in this Agreement, including Section 1.3(c)).

(c)     In no event shall the aggregate amount of Damages for which each of the Indemnitors is liable pursuant to this Agreement exceed an amount equal to the product obtained by multiplying (i) ten percent (10%), by (ii) the aggregate number of shares of MAMP Common Stock and OP Units actually received by each such individual Indemnitor pursuant to the terms of the Merger Agreements (the resulting amount, such Indemnitor’s, the “Max Equity Pledge”). Notwithstanding anything contained herein to the contrary, the MAMP Indemnified Parties shall look first to available insurance proceeds (including, without limitation, any title insurance proceeds, if applicable), and then to the OP Units and/or shares of MAMP Common Stock held by the Indemnitors for indemnification under this Article 1. Following the Closing and the issuance of shares of MAMP Common Stock and the OP Units to the applicable Indemnitors, no Indemnitee shall have recourse to any other assets of the Indemnitors other than the shares of Common Stock and OP Units of the Indemnitors constituting each such Indemnitor’s Max Equity Pledge. The Parties acknowledge and agree that the shares of MAMP Common Stock and OP Units underlying the Max Equity Pledge shall be released to satisfy the obligations under this Agreement on a pro rata basis from each Indemnitor based on each such Indemnitor’s then-applicable Pro Rata Share. For purposes of the foregoing, each Indemnitor’s “Pro Rata Share” is determined, at the applicable time of determination, by dividing (i) the then-current value of such Indemnitor’s portion of the Max Equity Pledge that has not already been released to obligations under this Agreement, by (ii) the then-current aggregate value of all Max Equity Pledge of all Indemnitors that has not already been released to satisfy obligations under this Agreement. In addition, for purposes of this Agreement, each share of MAMP Common Stock and each OP Unit constituting a portion of an Indemnitor’s Max Equity Pledge shall be valued at $3.44 per share of MAMP Common Stock and $3.44 per OP Unit, as applicable. In the event of any reclassification, recapitalization, stock split, stock dividend (including any dividend or distribution of securities convertible into MAMP Common Stock or OP Units) or subdivision with respect to MAMP Common Stock or OP Units, any change or conversion of MAMP Common Stock or OP Units into other securities, any non-cash extraordinary dividend or distribution with respect to the MAMP Common Stock or OP Units (or if a record date with respect to any of the foregoing should occur), after the date of this Agreement, equitable, appropriate and proportionate adjustments shall be made to the number of shares of MAMP Common Stock and OP Units subject to the Max Equity Pledge and to the deemed value thereof.

(d)     The Indemnitors shall not have any obligation or liability under this Agreement or otherwise with respect to any Damages that are caused by the actions of any Indemnitee. If the amount of any Damages suffered by any Indemnitee is reduced at any time subsequent to any payment by an Indemnitor of any amounts in respect thereof, including as a result of such Damages being recovered from any other third party (including any insurer), then, in such event, an amount equal to the amount of such reduction (not to exceed, in any event, the amount so previously paid in respect thereof by any Indemnitor) shall promptly be repaid by the applicable Indemnitee to the applicable Indemnitor.

(e)     If any fact, circumstance or condition forming a basis for any Indemnified Claim under this Agreement shall overlap with any fact, circumstance, condition, agreement or event forming the basis of any other Indemnified Claim under this Agreement, then there shall be no duplication in the calculation of the amount of the Damages. For the avoidance of doubt, any Damages subject to indemnification under this Agreement shall be determined without duplication of recovery due to the facts giving rise to such Damages constituting a breach or inaccuracy of more than one representation, warranty, covenant or agreement.

Section 1.4      Sole and Exclusive Remedy. Subject only to potential claims following termination of the Merger Agreements, if any, the Parties agree that the indemnification rights set forth in this Agreement shall be the MAMP Parties’ sole and exclusive remedy with respect to the transactions contemplated by this Agreement and the Merger Agreements.

Section 1.5      Pledge by Indemnitors.

(a)     As collateral security for the performance of the Indemnitors’ obligations under this Agreement, each of the Indemnitors hereby pledges, assigns and grants to the Indemnitees a first priority lien, and security interest, in a number of shares of MAMP Common Stock and OP Units constituting each such Indemnitor’s Max Equity Pledge.

(b)     For the purpose of perfecting the pledge of the security interest granted by each of the Indemnitors to the Indemnitees, each Indemnitor authorizes and directs MAMP or the Operating Partnership, as applicable, acting in its capacity as the issuer of the applicable securities, to register the pledge of such shares of MAMP Common Stock and OP Units on the books and records of MAMP and the Operating Partnership and to include appropriate legends on such shares of MAMP Common Stock and OP Units evidencing such pledge. In addition, in the event that any shares of MAMP Common Stock subject to the obligations hereunder shall be certificated, MAMP shall hold the certificates evidencing such shares until the expiration of the Indemnification Period.

(c)     Subject to the provisions of this Agreement, until such time as the applicable shares of MAMP Common Stock and OP Units constituting each Indemnitor’s Max Equity Pledge have been applied to satisfy any indemnification obligations under this Agreement, each Indemnitor shall be entitled to (i) exercise all voting rights with respect to such securities, and (ii) receive and retain for its own account any and all dividends and distributions and interest at any time and from time to time paid upon any of such securities.

Section 1.6      Procedures for Indemnification – Direct Claims. Subject to the limitations set forth in Article 1, if an Indemnitee wishes to make an indemnification claim under this Article 1, the Indemnitee Representative shall deliver a written notice (an “Indemnification Claim Notice”) to the Indemnitors (i) stating that an Indemnitee has paid, incurred, suffered or sustained, or reasonably anticipates that it may pay, incur, suffer or sustain Damages, and (ii) specifying in reasonable detail the factual basis of the Indemnified Claim and demanding indemnification therefor; provided that the failure to promptly notify the Indemnitors shall not prejudice the right of the Indemnitee to make or recover for such claim except to the extent that (x) such delay has caused material prejudice to the defense of such claim, or (y) such notice is not delivered to the Indemnitors prior to the expiration of the Indemnification Period.

Section 1.7     Procedures for Indemnification - Third Party Claims. Subject to the limitations set forth in Article 1, in the event any Indemnitee becomes aware of a third party claim which the Indemnitee reasonably believes may result in a claim for indemnification pursuant to this Article 1, then the Indemnitee Representative shall promptly (and in any event within five (5) days after the service of any summons or other document) after the Indemnitee acquired knowledge of any third party Proceeding, give written notice thereof to the Indemnitors; provided that the failure of the Indemnitee Representative to promptly notify the Indemnitors shall not prejudice the right of the Indemnitee to make or recover for such claim except to the extent that (x) such delay has caused material prejudice to the defense of such claim, or (y) such notice is not delivered to the Indemnitors prior to the expiration of the Indemnification Period. The Indemnitors shall have the right to assume the defense of any Proceeding with one (1) law firm reasonably acceptable to the Indemnitee Representative upon delivery of notice to that effect to the Indemnitee Representative. If the Indemnitors, after written notice from the Indemnitee Representative, fail to take timely action to defend the action resulting from the Proceeding or otherwise respond to the Proceeding, or if the Indemnitors’ counsel has reasonably determined that there may be a conflict between the Indemnitees and the Indemnitors in the defense of such Proceeding, then the Indemnitee Representative shall have the right to defend the action resulting from the Proceeding by counsel of its own choosing, but at the cost and expense of the Indemnitors. The Indemnitee Representative shall not have the right to settle or compromise any Proceeding, and recover from the Indemnitors any amount paid in settlement or compromise thereof, without the prior written consent of the Indemnitors. The Indemnitors shall have the right to settle or compromise any Proceeding against the Indemnitees without the consent of the Indemnitee Representative so long as the terms of the settlement or compromise provide for the unconditional release of the Indemnitees and require the payment of monetary damages only.

Section 1.8       Indemnitee Representative.

(a)     A committee comprised of each of (i) Joe Bencivenga or, in the event Joe Bencivenga cannot or will not serve, Vineet Bedi, and (ii) an independent director of MAMP designated by the Indemnitors (each such member of the committee, an “Indemnification Committee Member”), shall be appointed as representative and attorney-in-fact to act on behalf of the Indemnitees (the “Indemnitee Representative”) with respect to any Indemnified Claim asserted by an Indemnitee and shall be authorized to initiate an Indemnified Claim on behalf of the Indemnitees, and to take any and all actions and make any decisions required or permitted to be taken by an Indemnitee pursuant to this Agreement, including the exercise of the power to give and receive notices and communications; agree to, negotiate, enter into settlements and compromises of, and comply with orders with respect to claims for indemnification pursuant to this Agreement; litigate, arbitrate, resolve, settle or compromise any claim for indemnification pursuant to this Agreement; engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist the Indemnitee Representative in complying with his duties and obligations; and take all actions necessary or appropriate in the good faith judgment of the Indemnitee Representative for the accomplishment of the foregoing.

(b)     In the event of any dispute or disagreement between the Indemnification Committee Members with respect of any action to be taken under this Agreement in their role as the Indemnitee Representative, then the Parties agree that such dispute or disagreement shall be determined as follows: (i) the Indemnification Committee Members shall negotiate in good faith for a period of ten days to resolve the dispute or disagreement with the intent of agreeing upon the appropriate action (if any) to be taken in accordance with their role as Indemnitee Representation, and (ii) in the event that following such ten day good faith negotiation, the Indemnification Committee Members are unable to agree upon such matter, then the matter shall be determined through an alternate dispute resolution process and shall be submitted to final and binding arbitration before the American Arbitration Association (“AAA”), or its successor, at AAA’s office in Washington, D.C. pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. In the event of an arbitration under this Section 1.8, the dispute shall be submitted to one arbitrator, who shall have sole authority to determine procedural questions, such as arbitrability and the merits of the claim. The arbitrator will be selected by mutual agreement of the Indemnification Committee Members promptly following initiation of arbitration in accordance with this Section 1.8; provided that, in the event the Indemnification Committee Members are unable to reach an agreement on an arbitrator within twenty days of initiation, then each of the Indemnification Committee Members will each select one arbitrator from a list provided by AAA (the “AAA List”), and the two arbitrators selected will select a third arbitrator, which arbitrator will be the sole arbitrator for the purpose of resolving the dispute; provided further, that, in the event the two arbitrators are unable to reach agreement on the third arbitrator within thirty days of initiation, AAA will have the authority to select an arbitrator from the AAA List provided to the Indemnification Committee Members. Any arbitrator selected to serve will be qualified by training and experience for the matters for which such arbitrator is designated to serve and will not be affiliated with either of the Indemnification Committee Members or any of their respective Affiliates.

(c)     Either of the Indemnification Committee Members may commence the arbitration process by filing a written demand for arbitration with AAS at the designated office and concurrently sending a copy to the other Indemnification Committee Member. The arbitration will be conducted in accordance with the provisions of AAA’s Commercial Arbitration Rules as in effect when the arbitration demand is filed. Each of the Indemnification Committee Members shall cooperate with AAA and each other in scheduling the arbitration proceedings. The costs and fees of AAA and of the arbitrator shall be borne by the Company. The provisions of this paragraph are specifically enforceable by any court with subject matter jurisdiction.

(d)     The final decision of the arbitrator will be a reasoned opinion based on this Agreement and the Merger Agreements, and other factors consistent with applicable Law and will be furnished in writing to the Indemnification Committee Members. The final decision of the arbitrator will constitute a conclusive determination of the issue in question and the Indemnitee Representative shall take all actions consistent with such determination. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter of this Agreement.

(e)     The arbitrator chosen in accordance with these provisions will not have the power to alter, amend, or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement, the Merger Agreements, or any other documents that are delivered in connection with this Agreement.

Article 2.
Miscellaneous

Section 2.1     Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including by means of electronic delivery), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 2.2     Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without regard to the choice of laws provisions thereof.

Section 2.3      Exclusive Jurisdiction; Waiver of Jury Trial.

(a)     ANY PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS SHALL BE INSTITUTED FIRST, IN THE COURT OF CHANCERY WITHIN NEW CASTLE COUNTY IN THE STATE OF DELAWARE (AND ANY APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY) AND TO THE EXTENT SUCH COURT OF CHANCERY (OR APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY) LACKS JURISDICTION OVER THE MATTER, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED WITHIN NEW CASTLE COUNTY IN THE STATE OF DELAWARE (OR APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY), AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE RELATED AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENTS OR THE TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.3(b).

Section 2.4      Amendment; Waiver. Any amendment hereto shall be in writing and signed by all Parties. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the Party against whom enforcement is sought. The waiver by any Party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 2.5     Entire Agreement. This Agreement, the exhibits and schedules hereto and the Merger Agreements, constitute the entire agreement of the Parties and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, as the case may be.

Section 2.6     Assignability. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 2.7     Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 2.8     Third Party Beneficiary. No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other Person. All provisions hereof shall be personal solely among the Parties to this Agreement.

Section 2.9     Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Parties to effect such replacement. To the extent permitted by applicable Law, the Parties waive any provision of applicable Law which renders any provision of this Agreement unenforceable in any respect.

Section 2.10     Interpretation. This Agreement shall be read and construed in the English language. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural. References herein to a Party or other Person include their respective successors and permitted assigns. The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears. Unless the context otherwise requires, references herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. All references in this Agreement to “dollars” or “$” shall mean United States Dollars. With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

Section 2.11     Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the Party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered or refused after the close of business on a Business Day, on the next day that is a Business Day) when sent by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission. Mailed notices shall be addressed as set forth below, but any Party may change the address set forth below by written notice to other Parties in accordance with this paragraph.

To the Indemnitors:

c/o Broad Street Realty, LLC

7250 Woodmont Avenue, Suite 350

Bethesda, MD 20814

Attention: Michael Z. Jacoby

Facsimile: (301) 828-1201

Email: mjacoby@broadstreetllc.net

To the MAMP Parties:

MedAmerica Properties, Inc.

5200 Town Center Circle, Suite 550

Boca Raton, FL 33486

Attention: Gary Marino

Facsimile: (561) 314-6834

Email: gary@medamericaproperties.com

Section 2.12     Additional Representations and Warranties of the Indemnitors. Each Indemnitor represents and warrants that, during the MAMP Governance Period (as defined in the Merger Agreements), it shall, in such Indemnitor’s capacity as a shareholder of MAMP: (i) vote in favor of the election of Joe Bencivenga and Vineet Bedi as directors of MAMP, and (ii) not take any action to remove Joe Bencivenga or Vineet Bedi as directors of MAMP.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

MICHAEL Z. JACOBY /s/ Michael Z. Jacoby
THOMAS M. YOCKEY /s/ Thomas M. Yockey
MEDAMERICA PROPERTIES INC. By: /s/ Gary O. Marino Name: Gary O. Marino Title: Chairman
BROAD STREET OPERATING PARTNERSHIP, LP By: BROAD STREET OP GP, LLC, its general partner By: MEDAMERICA PROPERTIES INC., its sole member By: /s/ Gary O. Marino Name: Gary O. Marino Title: Chairman

Signature Page to Representation and Warranty Indemnification Agreement

EXHIBIT A
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REPRESENTATION AND WARRANTY INDEMNIFICATION AGREEMENT

DEFINITIONS

For purposes of the Agreement, the following terms have the meanings set forth below:

(a)     “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by applicable Law to close.

(b)     “Closing” shall mean the closing of the transactions contemplated by the Merger Agreements (other than in respect of the Delayed Transactions).

(c)     “Closing Date” shall mean the date on which the Closing actually occurs.

(d)     “Damages” means all claims, liabilities, Taxes, demands, obligations, losses, penalties, fines, assessments, levies and judgments (at equity or at law), damages (including compensatory damages and amounts paid in settlement), costs and expenses, including reasonable attorneys’, accountants’, investigators’, and experts fees and expenses (reasonably sustained or incurred in connection with the defense or investigation of any Proceedings, including Proceedings to establish insurance coverage), whenever arising or incurred and regardless of whether subject to a Proceeding, but (i) reduced by any insurance proceeds or other payment or recoupment received, realized or retained by a Party as a result of the events giving rise to the Proceeding net of any expenses related to the receipt of such proceeds, payment or recoupment, including retrospective premium adjustments, if any, and (ii) expressly excluding exemplary, consequential and punitive damages (except to the extent awarded in any Proceeding initiated by a third party), a multiple of earnings, a decline in value of the Merger Consideration or any other indirect speculative damages.

(e)     “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(f)     “Law” means any statute, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law.

(g)     “MAMP Common Stock” means the common stock, $0.01 par value per share, of MAMP.

(h)     “OP Unit” means a common unit of limited partnership interest of the Operating Partnership.

(i)     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

A-1

(j)     “Proceeding” means any governmental, judicial, administrative or adversarial proceeding (public or private), any action, claim, lawsuit, legal proceeding, whistleblower complaint, charge, accusation, petition, litigation, arbitration or mediation, any hearing, investigation (internal or otherwise), probe or inquiry by any Governmental Entity or any other dispute, including any adversarial proceeding.

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EXHIBIT B
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REPRESENTATION AND WARRANTY INDEMNIFICATION AGREEMENT

BSV ENTITIES AND PROPERTIES

Broad Street Entity	Related Property
BSV Avondale LLC	Avondale Shops
BSV Colonial Investor LLC	Midtown Colonial
BSV Coral Hills Investors LLC	Coral Hills Shopping Center
BSV Crestview Square LLC	Crestview Square
BSV Cromwell Parent LLC	Cromwell Field Shopping Center
BSV Cypress Point Investors LLC	Cypress Point Shopping Center
BSV Dekalb LLC	Dekalb Plaza
BSV Greenwood Investors LLC	The Shops at Greenwood Village
BSV Highlandtown Investors LLC	Highlandtown Village Shopping Center
BSV Hollinswood LLC	Hollinswood Shopping Center
BSV Lamont Investors LLC	Lamar Station Plaza
BSV Lamonticello Investors LLC	Midtown Lamonticello
BSV LSP East Investors LLC	Lamar Station Plaza East
BSV Patrick Street Member LLC	Vista Shops at Golden Mile
BSV Premier Brookhill LLC	Brookhill Azalea Shopping Center
BSV Spotswood Investors LLC	Spotswood Valley Square Shopping Center
BSV West Broad Investors LLC	West Broad Commons Shopping Center

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EXHIBIT C
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REPRESENTATION AND WARRANTY INDEMNIFICATION AGREEMENT

MERGER AGREEMENTS

1.

Agreement and Plan of Merger, dated as of the date hereof, by and among Broad Street Realty, LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and Broad Street Realty Merger Sub LLC.

2.

Agreement and Plan of Merger, dated as of the date hereof, by and among Broad Street Ventures, LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and Broad Street Ventures Merger Sub LLC.

3.	Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Avondale LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Avondale Merger Sub LLC.

4.	Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Colonial Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Colonial Merger Sub LLC.

5.

Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Coral Hills Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Coral Hills Merger Sub LLC.

6.

Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Crestview Square LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Crestview Square Merger Sub LLC.

7.	Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Cromwell Parent LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Cromwell Merger Sub LLC.

8.

Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Cypress Point Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Cypress Point Merger Sub LLC.

9.	Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Dekalb LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Dekalb Merger Sub LLC.

10.

Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Greenwood Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Greenwood Merger Sub LLC.

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11.

Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Highlandtown Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Highlandtown Merger Sub LLC.

12.	Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Hollinswood LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Hollinswood Merger Sub LLC.

13.	Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Lamont Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Lamont Merger Sub LLC.

14.

Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Lamonticello Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Lamonticello Merger Sub LLC.

15.	Agreement and Plan of Merger, dated as of the date hereof, by and among BSV LSP East Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV LSP East Merger Sub LLC.

16.

Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Patrick Street Member LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Patrick Street Merger Sub LLC.

17.	Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Premier Brookhill LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Brookhill Merger Sub LLC.

18.

Agreement and Plan of Merger, dated as of the date hereof, by and among BSV Spotswood Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Spotswood Merger Sub LLC.

19.

Agreement and Plan of Merger, dated as of the date hereof, by and among BSV West Broad Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV West Broad Merger Sub LLC.

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